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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT ENGINEERS


Williamson Petroleum Consultants, Inc. ("Williamson") hereby consents to use in the Prospectus (the "Prospectus") constituting a part of the Registration Statement on Form S-3 and the Registration Statement on Form S-3 filed by Venus Exploration, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933 (the "Act"), of information contained in our reserves reports entitled "Evaluation of Oil and Gas Reserves to the Interests of Venus Exploration, Inc. in Certain Properties Located in Texas and Oklahoma, Effective December 31, 1996, for Disclosure to the Securities and Exchange Commission, Williamson Project 7.8482" and "Evaluation of Oil and Gas Reserves to the Interests of Venus Exploration, Inc. in Certain Properties, Effective December 31, 1997, for Disclosure to the Securities and Exchange Commission, Williamson Project 8.8572" relating to the oil and gas reserves and revenue, of and from certain interests of the Company and of information depicted in the Company's Annual Report on Form 10- K for the year ended December 31, 1997, that was derived from our reserves reports and/or to this firm in such Prospectus and to our being named as an expert in the Prospectus.


WILLIAMSON PETROLEUM CONSULTANTS, INC.



Houston, Texas
February 8, 1999